UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

130 Commerce Way
East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Robert J. McKenna, Director of Astronics Corporation (the “Company”), has determined to monetize a portion of his equity position in the Company’s common stock in a systematic, non-discretionary manner with minimal market impact and in accordance with applicable law and regulations.

Accordingly, pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, Mr. McKenna adopted a written plan on March 2, 2015 relating to future sales of the Company’s common stock. Mr. McKenna’s plan will begin on September 29, 2015 and will continue until February 24, 2016, unless sooner terminated. Under Mr. McKenna’s plan, he will place an order to sell shares of the Company’s common stock on the open market and at prevailing market prices, subject to a price floor, as follows:

Effective Date of Order	Number of Common Shares	Expiration Date of Order
09/29/2015	6,000	02/24/2016
10/29/2015	6,000	02/24/2016
11/17/2015	6,000	02/24/2016
12/29/2015	6,000	02/24/2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: March 3, 2015	By:	/s/ David C. Burney
	Name:	David C. Burney
Executive Vice President